CLECO CORPORATION
                    COMPUTATION OF EARNINGS TO FIXED CHARGES
                     AND EARNINGS TO COMBINED FIXED CHARGES
                          AND PREFERRED STOCK DIVIDENDS
                   FOR THE TWELVE MONTHS ENDED MARCH 31, 2000
                                   (Unaudited)


                                                              (In thousands,
                                                              except ratios)

Earnings                                                         $ 58,948
Income taxes                                                       27,722
                                                                 --------

Earnings from continuing operations before income taxes          $ 86,670
                                                                 --------

Fixed charges:
Interest, long-term debt                                         $ 27,224
Interest, other (including interest on short-term debt)             3,534
Amortization of debt expense, premium, net                          12,54
Portion of rentals representative of an interest factor               593
                                                                 --------

Total fixed charges                                              $ 32,605
                                                                 ========

Earnings from continuing operations before
    income taxes and fixed charges                               $119,275
                                                                 ========

Ratio of earnings to fixed charges                                   3.66x
                                                                 ========

Fixed charges from above                                         $ 32,605
Preferred stock dividends*                                          2,429
                                                                 --------

Total fixed charges and preferred stock dividends                $ 35,034
                                                                 ========

Ratio of earnings to combined fixed charges and
    preferred stock dividends                                        2.61x
                                                                 ========


* Preferred stock dividends multiplied by the ratio of pretax income to net income.